                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                         INSITUFORM TECHNOLOGIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Krugman, Chapnick & Grimshaw
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                         INSITUFORM TECHNOLOGIES, INC.
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 4, 1996
                         ------------------------------

                                                              Memphis, Tennessee
                                                                     May 3, 1996

TO THE HOLDERS OF COMMON STOCK
  OF INSITUFORM TECHNOLOGIES, INC.:

     The Annual Meeting of the Stockholders of Insituform Technologies, Inc. (the "Company") will be held at The New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York on Tuesday, June 4, 1996, at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          (1) To elect four Class I Directors of the Company for the ensuing three year term and until their respective successors are elected and have qualified; and

          (2) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on April 22, 1996 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                                          By Order of the Board of Directors

                                          HOWARD KAILES
                                          Secretary

     You are cordially invited to attend the Meeting in person. If you do not expect to, please mark, sign and date the enclosed form of Proxy and mail in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                PROXY STATEMENT

     This Proxy Statement, which will be mailed on or about May 3, 1996 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies on behalf of the Board of Directors of Insituform Technologies, Inc. for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on June 4, 1996 and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 1770 Kirby Parkway, Suite 300, Memphis, Tennessee 38138.

     At the close of business on April 22, 1996, the record date stated in the accompanying Notice, the Company had 27,150,946 outstanding shares of class A common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of voting stock outstanding other than the Common Stock.

     A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality vote.

     Abstentions and broker non-votes (as hereinafter defined) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter. Accordingly, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on such matter.

                           I.  ELECTION OF DIRECTORS

     At the Meeting, stockholders will elect four directors denominated as Class I directors. This is in accord with the Company's certificate of incorporation which provides for the division of its Board of Directors into three classes with the term of office of the Class I directors expiring at the Meeting. Class II and Class III directors will be elected at the Annual Meeting of Stockholders of the Company to be held in 1997 and 1998, respectively. After the expiration of the term of each class, the stockholders will elect directors in each class to serve for a term of three years.

     Accordingly, four Class I directors will be elected at the Meeting, each to serve for three years and until a successor has been elected and has qualified. It is the intention of each of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of the four Class I nominees listed in the following table, unless otherwise instructed in such proxy. Each such nominee is presently serving as a director of the Company. The Company's Board of Directors has no reason to believe that any of the nominees listed in the following table will be unable or will decline to serve. In case any of the nominees is unable or declines to serve the persons named in the accompanying form of proxy will vote the shares represented by such proxy for another person duly nominated by the Company's Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     Certain information concerning the four nominees for election as Class I directors, and the other current directors of the Company, is set forth below. Such information was furnished by them to the Company:

  Nominees for Election:

          WILLIAM GORHAM (Class I director), age 65; President, The Urban Institute (government policy research) since prior to 1991; Director of the Company since 1992.

          ALVIN J. SITEMAN (Class I director), age 68; Chairman of the Board of Mark Twain Bancshares, Inc. since prior to 1991; President of Flash Oil Corporation, Site Oil Corporation, Site Oil Company of Missouri and The Siteman Organization (oil and real estate) since prior to 1991; Director of the Company since 1995.

          SILAS SPENGLER (Class I director), age 65; Principal, Sullivan Associates, Inc. (board of directors search firm) since 1994; Partner, Reid & Priest (attorneys) from 1992 to 1994; Partner, Spengler Carlson Gubar Brodsky & Frischling (attorneys) from prior to 1991 to 1992; Director of the Company since 1987.

          SHELDON WEINIG (Class I director), age 68; Adjunct Professor at Columbia University since 1994, and at State University of New York, Stony Brook, since 1993; Consultant, Sony Engineering and Manufacturing of America from 1994 to 1996, and Vice Chairman from prior to 1991 to 1994;
     Director: Aseco Corporation, Intermagnetics General Corporation; Director of the Company since 1992.

  Other Directors Whose Term of Office Will Continue After the Meeting:

          ROBERT W. AFFHOLDER (Class II director), age 60; Senior Vice President-Chief Operating Officer of North American Contracting Operations of the Company since October 1995; Vice Chairman, Insituform Mid-America, Inc. ("IMA"), from 1993 to 1995; President of IMA from 1994 to 1995 and from prior to 1991 to 1993; Director of the Company since 1995.

          PAUL A. BIDDELMAN (Class II director), age 50; Treasurer, Hanseatic Corporation (private investment company) since 1992; Managing Director, Clements Taee Biddelman Incorporated (financial advisors) from 1991 to 1992; Director: Celadon Group, Inc., Electronic Retailing Systems International, Inc., Premier Parks Inc., Petroleum Heat & Power Company, Inc., TLC Beatrice International Holdings, Inc., Oppenheimer Group, Inc., Star Gas Corporation (general partner of Star Gas Partners, L.P.); Director of the Company since 1988.

          BRIAN CHANDLER (Class III director), age 70; Private investor since prior to 1991; consultant to the Company from prior to 1991 to 1994; Director of the Company since 1987.

          DOUGLAS K. CHICK (Class II director), age 72; Private investor since prior to 1991; consultant to the Company from 1991 to 1994; Director of the Company since 1990.

          JEROME KALISHMAN (Class III director), age 68; Vice Chairman of the Board of the Company since October 1995; Chairman and Chief Executive Officer of IMA from prior to 1991 to 1995; Director of the Company since 1995.

          JAMES D. KRUGMAN (Class III director), age 47; Partner, Krugman, Chapnick & Grimshaw (attorneys) since prior to 1991; Chairman of the Board of the Company since 1988; Director: Hayward Industries, Inc.; Director of the Company since 1987.

          JEAN-PAUL RICHARD (Class III director), age 53; President and Chief Executive Officer of the Company since 1993; Chief Executive of Massey-Ferguson Group of Varity Corporation from 1992 to 1993, and Senior Vice President -- Corporate Development of Varity from 1991 to 1992; Executive Vice President of Asea Brown Boveri, Inc., a subsidiary of Asea Brown Boveri, from 1990 to 1991; Director: AGCO Corporation, Thomas & Betts Corporation; Director of the Company since 1994.

          STEVEN ROTH (Class II director), age 54; General Partner, Interstate Properties (real estate development and construction) since prior to 1991; Chairman and Chief Executive Officer, Vornado Realty Trust (real estate operating company) since 1990; Chief Executive Officer of Alexander's, Inc. since March 1995; Director: Vornado Realty Trust, Alexander's, Inc.; Director of the Company since 1992.

          RUSSELL B. WIGHT, JR. (Class III director), age 56; General Partner, Interstate Properties (real estate development and construction) since prior to 1990; Director: Vornado Realty Trust; Director of the Company since 1992.

     In December 1992, in connection with the Company's acquisition (the "IGL Acquisition") of Insituform Group Limited ("IGL"), the Company's certificate of incorporation was amended so as to divide the Board of Directors of the Company into three classes, as equal in size as possible, having staggered three-year terms, with the term of one class expiring each year, and to fix the number of directors of the Company at not less than six nor more than 15, the exact number to be specified in the By-laws of the Company.

     In October 1995, in connection with the transaction pursuant to which the Company's wholly-owned subsidiary, ITI Acquisition Corp. ("ITI Sub"), merged into and with IMA so that IMA became a wholly-owned subsidiary of the Company (the "IMA Merger"), the Company's certificate of incorporation was further amended to replace certain other terms added in connection with the IGL Acquisition and provide for the appointment of directors and filling of vacancies on the Board as contemplated by the Agreement and Plan of Merger dated as of May 23, 1995 among the Company, ITI Sub and IMA. Upon consummation of the IMA Merger, the Board of Directors was expanded to include: Messrs. Gorham, Siteman, Spengler and Weinig, for a term expiring at the 1996 annual meeting of stockholders of the Company ("Class I Directors"); Messrs. Affholder, Biddelman, Chick and Roth, for a term expiring at the 1997 annual meeting of stockholders of the Company ("Class II Directors"); and Messrs. Chandler, Kalishman, Krugman, Richard and Wight for a term expiring at the 1998 annual meeting of stockholders of the Company ("Class III Directors"). Other than Mr. Richard, the directors are grouped as follows: (i) Messrs. Biddelman, Chandler, Chick, Krugman and Spengler constitute the "INA Group"; (ii) Messrs. Gorham, Roth, Weinig and Wight constitute the "IGL Group"; and (iii) Messrs. Affholder, Kalishman and Siteman constitute the "IMA Group". The INA Group and the IGL Group, together with Mr. Richard, comprised the Board of Directors of the Company prior to the IMA Merger, and the IMA Group was designated for appointment by IMA. The Company has further agreed that during the period from the consummation of the IMA Merger until December 9, 1998 (the "Term"), the Company will nominate and recommend for re-election to its Board of Directors, upon expiration of their terms, the Class I Directors, the Class II Directors and the Class III Directors. If, during the Term, any director resigns or is unable to serve for any reason, such vacancy will be filled with a designee chosen by the remaining members of that director's group, and thereafter the Company will nominate and recommend such designee for election to the Board of Directors of the Company.

     No family relationship exists between any of the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 1995, the Board of Directors of the Company held eight meetings, and took action by unanimous written consent on six occasions. No current director attended fewer than 75% of the aggregate number of meetings of the Board of Directors of the Company and meetings of committees of the board on which such person served which were held during the period that he served.

     During the year ended December 31, 1995, the members of the Audit Committee of the Board of Directors of the Company were Silas Spengler, Sheldon Weinig and, after the consummation of the IMA Merger, Jerome Kalishman. The Audit Committee is responsible for overseeing that management fulfills its responsibilities in connection with the preparation of the consolidated financial statements of the Company and its subsidiaries. The committee's functions include making recommendations to the board regarding the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the plan and the results of the auditing engagement, reviewing the scope and results of the Company's procedures for internal auditing, approving the professional services provided by the independent auditors, reviewing the independence of the independent auditors, and reviewing the adequacy of the Company's system of internal accounting controls. During the year ended December 31, 1995, the Audit Committee held one meeting.

     During the year ended December 31, 1995, the members of the Compensation Committee of the Board of Directors of the Company were Paul A. Biddelman, William Gorham, James D. Krugman, Steven Roth and, after the consummation of the IMA Merger, Alvin J. Siteman. The functions of the Compensation Committee include making recommendations to the Board of Directors of the Company regarding the salaries, bonuses, fringe benefits or compensation of any kind for the officers and directors of the Company. The Compensation Committee is also responsible for the administration of the Company's 1983 Stock Option Plan (under which no further options may be granted), options assumed by the Company under the Insituform Mid-America, Inc. Stock Option Plan and the Company's 1992 Employee Stock Option Plan, and determines the eligible persons who are to receive options under the last such plan, the number of shares to be subject to each option and the other terms and conditions upon which options under such plan are granted and made exercisable. During the year ended December 31, 1995, the Compensation Committee held one meeting and took action by unanimous written consent on one occasion.

     During the year ended December 31, 1995, the members of the Director Stock Option Committee of the Board of Directors of the Company were Brian Chandler and Douglas K. Chick. The Director Stock Option Committee administers the 1992 Director Stock Option Plan and determines the eligible persons who are to receive options, the number of shares to be subject to each option and the other terms and conditions upon which options under such plan are granted and made exercisable. During the year ended December 31, 1995, the Director Stock Option Committee held one meeting.

     The Company has not appointed a nominating committee of its Board of Directors.

DIRECTOR COMPENSATION

     Each director of the Company who is not an operating officer of the Company is entitled to receive compensation in the amount of $12,000 per annum and $1,000 per meeting of the Board of Directors attended by such director, plus reimbursement of his expenses.

     James D. Krugman, Chairman of the Board of the Company, holds an option granted under the Company's 1992 Director Stock Option Plan (the "Director Plan") on December 13, 1993 covering 95,000 shares of Common Stock, exercisable at a per share price of $14.50, the closing price of the Common Stock on the NASDAQ National Stock Market on such date.

     As a consequence of the exchange of options previously granted by IGL for options granted by the Company, on December 9, 1992 William Gorham, Sheldon Weinig and Russell B. Wight, Jr., who became directors of the Company upon consummation of the IGL Acquisition, were granted options covering 57,720 shares, 22,200 shares and 16,650 shares of Common Stock, respectively, at exercise prices ranging from $6.53 to $13.74 per share, calculated in accordance with the terms of the IGL Acquisition. In January 1995, Mr. Weinig exercised options covering 5,550 shares at an exercise price of $6.53 per share, at which time options covering 5,550 shares and 11,100 shares held by, respectively, Messrs. Gorham and Wight expired. In July 1993, options covering 23,310 shares of Common Stock were granted by the Company to William Gorham in replacement of options then expiring covering the same number of shares, at the exercise price per share under the prior options of $9.68, which were exercised by Mr. Gorham in June and July 1995. Options covering 28,860 shares, 16,650 shares and 5,550 shares held by, respectively, Messrs. Gorham, Weinig and Wight expired in December 1995.

     As a consequence of the assumption and exchange of options previously granted by IMA for options granted by the Company, on October 25, 1995 Alvin Siteman, who became a director of the Company upon consummation of the IMA Merger, held options covering 38,335 shares, at exercise prices ranging from $3.00 to $9.79 per share, calculated in accordance with the terms of the IMA Merger (see "Stock Plans" below).

     Mr. Richard holds options covering 300,000 shares (see "Certain Agreements with Directors and Executive Officers" below), granted in connection with his acceptance of employment with the Company in 1993, and covering 100,000 shares, granted in 1995 under the Director Plan (see "Executive Compensation" below). Except as aforesaid, no current director of the Company holds any options granted by the Company. For information with respect to other agreements entered into by the Company and certain directors, see "Certain Agreements with Directors and Executive Officers" below.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information with respect to compensation for each of the Company's last three completed fiscal years of the Company's Chief Executive Officer and each of the four other most highly-compensated executive officers during the most recent fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                           ANNUAL COMPENSATION                ------------
                               --------------------------------------------    SECURITIES
          NAME AND                                               OTHER         UNDERLYING     ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY     BONUS     COMPENSATION(1)    OPTIONS(#)    COMPENSATION
- -----------------------------  ----   --------   --------   ---------------   ------------   ------------
Jean-Paul Richard              1995   $400,000         --            --          100,000       $ 12,542(3)
  President and Chief          1994    400,000   $264,000            --               --         83,405
  Executive Officer(2)         1993     35,386    236,250(4)         --          300,000          5,613
Jerome Kalishman               1995    214,583     75,000            --               --         19,972(6)
  Vice Chairman of the         1994    225,000         --            --               --          4,319
  Board(5)                     1993    225,000     37,500            --               --          8,260
Robert W. Affholder            1995    229,167     75,000            --               --         11,531(8)
  Senior Vice President --     1994    225,000         --            --               --          3,509
  Chief Operating Officer      1993    225,000     37,500            --               --          7,450
  of North American
  Contracting Operations(7)
Anthony W. Hooper              1995    235,000         --            --           25,000          2,405(11)
  Senior Vice President --     1994    220,000    100,100       $53,968(10)       12,000         80,730
  Marketing and Technology(9)  1993     17,770         --                             --         75,000
William A. Martin              1995    175,000         --            --           10,000         14,767(12)
  Senior Vice President --     1994    165,334     51,709            --            8,000         15,623
  Chief Financial Officer      1993    155,807     15,800            --           15,000         14,759

- ---------------
 (1) Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

 (2) Mr. Richard joined the Company in November 1993.

 (3) Represents $8,412 in relocation expenses, $400 in 401(k) contributions under the Company's 401(k) Profit-Sharing Plan (the "Restated Plan") and $3,730 in term life insurance premiums.

 (4) Represents amounts in lieu of bonus from former employer.

 (5) Mr. Kalishman became Vice Chairman of the Board of the Company in 1995 in connection with the IMA Merger. Prior to that time he served as Chairman and Chief Executive Officer of IMA. Amounts shown for 1993 and 1994 represent compensation from IMA, and amounts shown for 1995 include compensation from IMA and amounts paid pursuant to the agreements entered into by the Company with Mr. Kalishman effective upon completion of the IMA Merger. See "Certain Agreements with Directors and Executive Officers" below.

 (6) Represents $15,064 in consulting fees, $3,048 in contributions under IMA's profit-sharing plan and $1,260 in term life insurance premiums.

 (7) Mr. Affholder became Senior Vice President -- Chief Operating Officer of North American Contracting Operations of the Company in October 1995 in connection with the IMA Merger. Prior to that time he served as Vice Chairman of IMA. Amounts shown for 1993 and 1994 represent compensation from IMA, and amounts shown for 1995 include compensation from IMA and amounts paid pursuant to the agreements entered into by the Company with Mr. Affholder effective upon completion of the IMA Merger. See "Certain Agreements with Directors and Executive Officers" below.

 (8) Represents $7,433 in 401(k) contributions by IMA, $3,648 in contributions under IMA's profit-sharing plan and $450 in term life insurance premiums.

 (9) Mr. Hooper joined the Company in November 1993.

(10) Includes 1994 reimbursement for taxes in the amount of $43,509.

(11) Represents $400 in 401(k) contributions under the Restated Plan and $2,005 in term life insurance premiums.

(12) Represents $12,000 in profit-sharing contributions under the Restated Plan, $400 in 401(k) contributions under such plan and $2,367 in term life insurance premiums.

     Option Grant Table. The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 1995 to the individuals named in the above compensation table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        Potential Realizable
                                            Individual Grants                             Value at Assumed
                       ------------------------------------------------------------        Annual Rates of
                       Number of                                                                Stock
                       Securities        % of Total                                      Price Appreciation
                       Underlying      Options Granted      Exercise                     for Option Term(2)
                        Options         to Employees         Price       Expiration     ---------------------
        Name           Granted(#)     In Fiscal Year(1)      ($/sh)         Date           5%          10%
- ---------------------  ----------     -----------------     --------     ----------     --------     --------
Jean-Paul Richard....    100,000             25.1%           $11.50        12/01/00     $317,724     $702,087
Jerome Kalishman.....         --               --                --              --           --           --
Robert W. Affholder..         --               --                --              --           --           --
Anthony W. Hooper....     25,000              6.3             12.00        11/28/00       82,884      183,153
William A. Martin....     10,000              2.5             12.00        11/28/00       33,154       73,261

- ---------------
(1) Based upon (i) the number of shares issuable upon exercise of options granted by the Company (exclusive of options granted pursuant to the Insituform Mid-America, Inc. Stock Option Plan [the "IMA Plan"] and assumed by the Company pursuant to the IMA Merger), plus (ii) the number of shares issuable upon exercise of options granted under the IMA Plan during such year multiplied by 1.15 (the number of shares of the Company's Common Stock into which each share of IMA class A common stock, $.01 par value [the "IMA Class A Common Stock"], was convertible in the IMA Merger).

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date.

     Aggregate Option Exercises and Year-End Option Table. The following table sets forth certain information regarding exercises of stock options, and stock options held as of December 31, 1995, by the individuals named in the above compensation table:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES                        FISCAL YEAR-END(#)              AT YEAR-END(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Jean-Paul Richard...........       --            --         325,000         75,000        $ 1,563        $ 4,688
Jerome Kalishman............       --            --              --             --             --             --
Robert W. Affholder.........       --            --              --             --             --             --
Anthony W. Hooper...........       --            --          62,250         49,750             --             --
William A. Martin...........       --            --          27,750         15,250             --             --

- ---------------
(1) Calculated on the basis of the fair market value of the underlying securities at year-end, minus the exercise price.

STOCK PLANS

     Under the Company's 1983 Stock Option Plan (the "Prior Plan"), there were outstanding options for 30,076 shares of Common Stock as of April 1, 1996. No further options may be granted under the Prior Plan.

     In June 1992, the stockholders of the Company approved the Company's 1992 Employee Stock Option Plan (the "Employee Plan"), under which options to purchase an aggregate of 500,000 shares of Common Stock (as subsequently increased) were subject to grants to key employees who are not directors (including executive officers), and the Director Plan, under which options to purchase an aggregate of 500,000 shares of Common Stock may be granted to directors of the Company (including executive officers), as previously adopted by the Board of Directors. In June 1994, the stockholders of the Company approved an increase in the number of authorized shares of Common Stock available for issuance under the Employee Plan to 1,000,000 shares.

     The Employee Plan is administered by the Compensation Committee of the Board of Directors, and the Director Plan is administered by the Director Stock Option Committee of the Board of Directors. Each such committee, with respect to the plan that it administers, is empowered to determine the persons who are to receive options, the number of shares to be subject to each option and whether such options will be incentive stock options or non-qualified stock options. Pursuant to amendments to the Employee Plan adopted in April 1994, the Compensation Committee may authorize another committee of the Board of Directors constituted for such purpose to allocate options approved in the aggregate by the Compensation Committee among employees who are not officers. The exercise price of an option under either the Employee Plan or the Director Plan may not be less than the lesser of the fair market value of the Common Stock on the date of grant of the option, or the tangible book value per share of Common Stock as of the end of the fiscal quarter of the Company immediately preceding the grant, provided that no incentive stock option may be granted at an option price which is less than the market value per share of the Common Stock on the date of grant.

     In October 1995, in connection with the consummation of the IMA Merger, the Company assumed options (the "IMA Options") previously granted under the Insituform Mid-America, Inc. Stock Option Plan upon the same terms and conditions as contained under such plan, except that: (i) each IMA Option became exercisable for that number of shares of the Company's Common Stock into which the number of shares of IMA Class A Common Stock subject to such option immediately prior to the IMA Merger would have been convertible in such transaction if such shares had been outstanding, and (ii) the option price per share of the Company's Common Stock was adjusted to an amount obtained by dividing (x) the exercise price per share in effect on such date times the number of shares of IMA Class A Common Stock previously covered by such

IMA Option, by (y) the number of shares of the Company's Common Stock covered by such option as so assumed. As a result of such arrangements, the Company assumed options covering an aggregate of 449,236 shares of Common Stock (444,000 shares of which were covered by options outstanding at April 1, 1996).

     See "Certain Agreements with Directors and Executive Officers" below for a description of additional options granted to Mr. Richard in connection with his acceptance of employment with the Company.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The Company and James D. Krugman, Chairman of the Board of the Company, are parties to an employment agreement which became effective on December 9, 1992 upon the closing of the IGL Acquisition. Such agreement provides that Mr. Krugman will serve as Chairman of the Board of the Company until the later of
(i) the sixth anniversary of such closing or (ii) the date of the sixth annual meeting of stockholders of the Company following July 3, 1992 or until such other date as Mr. Krugman's employment terminates pursuant to such agreement, at an annual salary of $100,000. In the event of Mr. Krugman's death, the agreement terminates automatically. Mr. Krugman may cancel the agreement at any time upon 60 days' written notice delivered to the Company, and the Company may terminate the agreement upon the failure of Mr. Krugman to perform his duties thereunder owing to illness or other incapacity, if such failure continues for a period of more than six months, or if Mr. Krugman commits any act in bad faith and to the material detriment of the Company or is convicted of a felony.

     The Company's arrangements with Jerome Kalishman, under which Mr. Kalishman became Vice Chairman of the Board of Directors in October 1995 in connection with the IMA Merger, provides for a term expiring on December 9, 1998 and an annual salary of $100,000. The Company also entered into a consulting agreement with Mr. Kalishman pursuant to which the Company engaged Mr. Kalishman as a consultant in connection with the business of the Company for a two year term at an annual fee of $150,000. Such agreements are terminable by Mr. Kalishman at any time upon at least 60 days' written notice, and are terminable by the Company upon the failure of Mr. Kalishman to perform his duties thereunder owing to illness or other incapacity, if such failure continues for a period of six months, or for other cause (as defined in such agreements). Mr. Kalishman's arrangements with the Company include health insurance benefits and use of an automobile. In the event of Mr. Kalishman's death, such agreements terminate automatically. Mr. Kalishman has also entered into a non-competition agreement with the Company extending from the completion of the IMA Merger until the later of five years thereafter or two years after all service to the Company has ended.

     The Company's arrangements with Jean-Paul Richard, under which Mr. Richard became President and Chief Executive Officer in November 1993, in addition to base salary provide for bonus payments in an amount per annum up to 75% of base salary, conditioned on fulfilling performance criteria. As an inducement to his accepting employment with the Company, the Board of Directors authorized the grant to Mr. Richard of a five-year option covering 300,000 shares of Common Stock, which the Company will register under the Securities Act of 1933, issuable upon exercise of such option at a per share price of $16.25 (equal to the closing price of the Common Stock as quoted on the NASDAQ National Stock Market on the date of grant). Such option vested and became exercisable through the option term with respect to 50,000 shares upon commencement of employment, and with respect to the remainder of such shares in October 1995 upon consummation of the IMA Merger and the election of a Board of Directors of the Company other than pursuant to the terms of the IGL Acquisition.

     The Company also agreed to reimburse Mr. Richard for specified reasonable relocation costs, and to provide a $700 per month car allowance, reimbursement for country club membership fees and health insurance benefits. The Company's arrangements with Mr. Richard provide that in the event Mr. Richard's employment with the Company is terminated other than for cause, the Company will be obligated to pay severance to Mr. Richard in an amount equal to two years' base salary.

     The Company's arrangements with Robert W. Affholder, entered into in October 1995 in connection with the IMA Merger, provide for Mr. Affholder initially to serve as Senior Vice President -- Chief Operating Officer of North American Contracting Operations of the Company, and thereafter in such other executive staff position as may be designated by the Company, over a term of three years at an annual salary of $250,000. In the event of Mr. Affholder's death, such arrangements terminate automatically, and are terminable by the Company upon the failure of Mr. Affholder to perform his duties thereunder owing to illness or other incapacity, if such illness continues for a period of six months, or for other cause (as defined in such agreement). Mr. Affholder's arrangements with the Company entitle him to participate in medical and other employee benefit plans and to the use of an automobile. Mr. Affholder has also entered into a non-competition agreement with the Company extending from the completion of the IMA Merger until the later of five years thereafter or two years after all service to the Company has ended.

     The Company's arrangements with Anthony W. Hooper, under which Mr. Hooper became an executive officer in November 1993, in addition to base salary provide for bonus payments in an amount up to $110,000 per annum based on performance criteria. The Company's arrangements with Mr. Hooper provided for the Company to reimburse Mr. Hooper for reasonable relocation costs, and to provide a $700 per month car allowance, reimbursement for one country club membership and medical and life insurance benefits. In connection with his relocation to Memphis, the Company extended an interest-free bridge loan in the amount of $230,000 to Mr. Hooper, which was repaid in August 1994. In the event Mr. Hooper's employment is terminated by the Company other than for cause, the Company would be obligated to pay to him amounts equal to twelve months' base salary.

     In connection with the commencement of his employment as chief financial officer of the Company, the Company extended a severance arrangement to William
A. Martin pursuant to which, in the event of termination of employment by the Company without cause, the Company will deliver six months' prior notice thereof plus payments equal in amount to six months' base salary.

PERFORMANCE GRAPH

     The following performance graph compares the total stockholder return on the Company's Common Stock to the S&P 500 Index and two Composite Peer Group Indexes for the past five years. The first Composite Peer Group Index (the "New Composite Peer Group Index") is comprised of Insituform East Incorporated, Roto Rooter, Inc., Utilix Corporation, Michael Baker Corporation, Bannister Foundation, Inc., Granite Construction, Inc., The LE Meyers Co. Group and J. Ray McDermott, S.A. (weighted by market capitalization). The second Composite Peer Group Index (the "Old Composite Composite Peer Group Index") consists solely of Insituform East Incorporated, Roto Rooter, Inc. and Utilix Corporation (weighted by market capitalization), which, together with IMA and Enviroq Corporation (both of which were acquired by the Company as a result of the IMA Merger), constituted the Company's Composite Peer Group Index for the immediately preceding year. The Company believes that the greater number of companies in the New Composite Peer Group Index provides a more meaningful basis of comparison. The graph assumes that $100 was invested in the Company's Common Stock and each Index on December 31, 1990 and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN




                                  INSITUFORM                          NEW COM-      OLD COMPOSITE
      MEASUREMENT PERIOD         TECHNOLOGIES     S&P 500 IN-       POSITE PEER      PEER GROUP
    (FISCAL YEAR COVERED)            INC.             DEX           GROUP INDEX         INDEX
1990                                    100.00          100.00          100.00          100.00
1991                                    548.30          126.30          147.90          133.10
1992                                    703.40          131.90          143.40          132.90
1993                                    337.90          141.30          112.80          122.00
1994                                    320.70          139.10           95.50           92.70
1995                                    320.70          186.50          139.40          109.40

     Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act 1934 which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding performance graph and the report that follows shall not be deemed incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE AND THE
  DIRECTOR STOCK OPTION COMMITTEE

     The Compensation Committee is composed of the Chairman of the Board of the Company and four additional directors who are not executive officers of the Company. The Compensation Committee of the Board of Directors of the Company makes recommendations to the Board of Directors of the Company regarding the compensation arrangements for executive officers of the Company, including the Company's

Chief Executive Officer, and administers the Company's stock-based employee compensation plans. Since the Company's Employee Plan, under which stock-based compensation is granted to employees, does not permit participation of employees who are directors of the Company, stock option grants to those executive officers who are directors (including the Company's Chief Executive Officer) are determined by the Company's Director Stock Option Committee.

     The objectives of the Committees in formulating the Company's executive compensation program are: (i) to offer levels of compensation which are competitive with those offered by other companies in similar businesses; (ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders.

     During the fiscal year ended December 31, 1995, the achievement of the foregoing objectives was directed to support the consolidation of the operations of the Company, both in anticipation of and following the consummation of the IMA Merger in October 1995. Pursuant to the terms of the IMA Merger, Jerome Kalishman, the Chairman of the Board and Chief Executive Officer of IMA, became Vice Chairman of the Board of the Company and entered into an agreement governing his services and compensation in such position in addition to a consulting agreement, and Robert W. Affholder, the Vice Chairman of the Board of IMA, became Senior Vice President -- Chief Operating Officer of North American Contracting Operations of the Company and entered into an employment agreement governing such position and attendant compensation. Both Messrs. Kalishman and Affholder are principal stockholders of the Company. In order to augment the Company's executive management, effective at closing of the IMA Merger Joseph F. Olson, the Vice President -- Finance and Administration of IMA, became Vice President -- Controller of North American Contracting Operations of the Company and F. Thomas Driver, the Vice President -- Product Development/Manufacturing of IMA, became Vice President-Technical Sales of the Company.

     The compensation program for the Company's executives, including its Chief Executive Officer, consists of: (i) base salary; (ii) bonuses; and (iii) stock options. Since the majority of the Company's executive management has been engaged during the three most recent fiscal years, compensation has in large part resulted from arrangements negotiated in connection with the initial engagement of such managers, respectively, or in connection with the IMA Merger.

     (i) Base Salary. The Compensation Committee determines executive base salaries by level of responsibility, individual performances and the Company's performance, as well as by the need to provide a competitive package that allows the Company to retain key executives. At the commencement of each year, the Chief Executive Officer, in consultation with key executives, establishes individual performance objectives for the ensuing year. After reviewing individual and Company performance and available information on salaries at other companies of similar size (with particular focus on other construction-based operations), the Chief Executive Officer makes recommendations to the Compensation Committee concerning the base salaries of executive officers. The Compensation Committee reviews and, with any changes it deems appropriate, approves these recommendations for submission to the Board of Directors. Using the same review process, the Compensation Committee makes decisions pertaining to the Chief Executive Officer. During the year ended December 31, 1995, remuneration as Chief Executive Officer to Mr. Richard continued at $400,000 per annum, the level established in connection with the commencement of his employment in November 1993.

     (ii) Cash Bonuses. Under historical guidelines designed to motivate and reward key management personnel through the award of cash bonuses, key employees who report to the Chief Executive Officer are eligible for bonuses of up to approximately 50% of base salary. Direct reports to the senior executive staff are eligible for bonuses of up to approximately 35% of base salary. Such guidelines provide for an award of cash bonuses based on the achievement of corporate goals recommended by senior executive management and approved by the Board of Directors (which in the most recently completed year were weighted in the Company's program to account for approximately 70% of overall quantitative criteria), individual objectives established for executive management by the Compensation Committee in discussions with the chief executive officer (which in the most recently completed year were weighted in the Company's program to account for approximately 30% of overall quantitative criteria), and an evaluation of executive management by the Compensation Committee. In connection with its hiring efforts, the Company has also extended bonus arrangements to executives retained during its three most recent fiscal years, entitling such executives to bonuses ranging up to 75% of base salary in the case of Mr. Richard.

     (iii) Stock Options. The primary purpose of the Company's stock option program is to align the interests of the Company's executive officers more closely with the interests of the Company's stockholders by offering the executives an opportunity to benefit from increases in the market price of the Common Stock. The Company's stock option program provides long-term incentives that have enabled the Company to attract and retain key employees by encouraging their ownership of the Company Common Stock. In connection with attracting new executive management, the Compensation Committee has typically authorized the grant of options effective upon commencement of employment.

     The Company's current executive officers, collectively, hold options under the Prior Plan (which, except for options then outstanding, terminated after the Company's 1992 Annual Meeting of Stockholders) and the Employee Plan, and options granted under the IMA Stock Option Plan and assumed by the Company, all of which are administered by the Compensation Committee, and options under the Director Plan, which is administered by the Director Stock Option Committee. In addition, Mr. Richard, in connection with his acceptance of employment in 1993 was granted options covering 300,000 shares of Common Stock. During the year ended December 31, 1994, the Compensation Committee, pursuant to amendments to the continuing Employee Plan, authorized a committee of the board to grant options to employees who were not officers, within limits defined by the Compensation Committee, while retaining authority to effectuate option grants to eligible officers. In defining the limits of option grants and in selecting individual officers for options under the Employee Plan, and determining the terms thereof, the Compensation Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

     During the year ended December 31, 1995, the Compensation Committee authorized option grants to officers named in the Summary Compensation Table under "Executive Compensation" above covering 35,000 shares of Common Stock, representing options with respect to approximately 9% of the Common Stock covered by options granted that year under all plans (exclusive of options assumed in the IMA Merger but not granted in such year). In addition, during such year, the Director Stock Option Committee authorized an option grant to Mr. Richard covering 100,000 shares of Common Stock, representing options with respect to approximately 25% of the Common Stock covered by options granted that year under all plans (exclusive of options assumed in the IMA Merger but not granted in such year).

                            ------------------------

     Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company has not adopted an absolute policy regarding Section 162 and is currently studying the implications of Section 162 on its compensation programs. In making compensation decisions, the Company will consider the net cost of compensation to it and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162. The Company anticipates that deductibility of compensation payments will be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that the Company will make its compensation decision based upon an overall determination of what it believes to be in the best interests of its stockholders.

                                         Director Stock
        Compensation Committee           Option Committee
        James D. Krugman                 Brian Chandler
        Paul A. Biddelman                Douglas K. Chick
        William Gorham
        Steven Roth
        Alvin J. Siteman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1995, the Company's Compensation Committee consisted of James D. Krugman, Paul Biddelman, William Gorham, Steven Roth and, after the consummation of the IMA Merger, Alvin J. Siteman. Mr. Krugman is Chairman of the Board of the Company. The Company's Director Plan, under which executive officers (including the Company's Chief Executive Officer) who are also directors are entitled to receive option grants is administered by the Director Stock Option Committee, which during such year consisted of Brian Chandler and Douglas K. Chick.

     In connection with the IGL Acquisition, and so as to enable the IGL Acquisition to qualify as a pooling-of interests under United States generally accepted accounting principles, the Company, Brian Chandler, Douglas K. Chick, Parkwood Limited, as trustee of the Anthony Basmadjian "P" Settlement ("Parkwood"), and Ringwood Limited ("Ringwood"), entered into an agreement dated July 3, 1992 pursuant to which a prior pledge agreement extended by Messrs. Chandler and Chick and Parkwood, covering Ordinary Shares of IGL and securing a promissory note from Mr. Chandler and Parkwood to the Company were, together with Mr. Chick's guaranty of such note, cancelled, and in exchange Messrs. Chick and Chandler and Ringwood executed and delivered to the Company a substitute stock pledge agreement (the "New Pledge Agreement"), and Ringwood executed and delivered to the Company a secured non-recourse promissory note in the initial principal amount of $3,623,842.40 (the "Non-Recourse Note"). Messrs. Chandler and Chick, together with Parkwood, Ringwood and Barford Limited, as trustee of the Anthony Basmadjian Settlement ("Barford"), are members of a group (the "Ringwood Group"), within the meaning of Section 13(d) of the Securities Exchange Act of 1934, holding in excess of 5% of the outstanding Common Stock.

     The Non-Recourse Note bears interest at a rate per annum equal to 2 1/2% above the prime rate from time to time in effect at Citibank, N.A. and was originally due July 3, 1995. In May 1995, the maturity date was extended by one year, and in December 1995 the interest payment otherwise due in January 1996 was postponed to be due on a date (the "Extension Date") no later than 30 days after the date of first publication of the Company's operating results covering at least a 30-day period after consummation of the IMA Merger. Pursuant to the New Pledge Agreement, and as security for the NonRecourse Note, Ringwood and Messrs. Chick and Chandler pledged to the Company 255,801 shares of class B common stock, $.01 par value, of the Company beneficially owned by them (which, in connection with the IGL Acquisition and in accordance with their terms, were converted into shares of Common Stock on a share-for-share basis). During the year ended December 31, 1995, Ringwood paid to the Company $205,000 in interest on the Non-Recourse Note. At the Extension Date, Ringwood had defaulted in the payment to the Company of its interest payment postponed as aforesaid. Ringwood, together with Messrs. Chandler and Chick, have proposed that the Company extend the maturity of the loan (in which event such interest would be brought current). The Board of Directors of the Company has not reached a determination with respect to such proposal or whether to assert the Company's rights to foreclose on a portion of such collateral in order to satisfy such defaulted payment, and has approved an independent committee of the Board in order to evaluate and recommend for action by a disinterested majority of the Board action regarding any such extension and the terms thereof.

     In December 1995, in exchange for payment in the amount of $250,000, the Company obtained an option from Sound Pipe Limited ("SPL"), a company affiliated with Messrs. Chandler and Chick, for a three-month period to evaluate certain pipe rehabilitation technologies developed by SPL and, at the election of the Company, to negotiate a license agreement from SPL providing for the commercialization of such technologies by the Company. SPL, as guaranteed by Messrs. Chandler and Chick, further agreed that, in the event the Company elected not to pursue such transaction, such payment would be refunded to the Company. The Company elected not to pursue any such license and, accordingly, SPL has returned such amount to the Company.

     The Company and Messrs. Chandler and Chick and their affiliates have addressed the application, if any, of certain commitments alleged by IGL (which was acquired by the Company in 1992) to have been made by Mr. Chandler in 1983 requiring him, through November 1993, to offer free of cost to IGL any new ideas, inventions and technology for which Mr. Chandler was responsible. Mr. Chandler had previously taken the position, in a Statement on Schedule 13D filed in 1989 with respect to shareholdings in IGL by the Ringwood

Group, that such commitments are not enforceable. The Company has acknowledged Mr. Chandler's position, but has not formally agreed or disagreed with it. The Company will submit any definitive arrangements regarding transactions with Messrs. Chandler and Chick and their affiliates for review and approval by a majority of the disinterested members of the Company's Board of Directors, which will include consideration of any legal issues concerning such technologies. There can be no assurance that the Company would have access to any technology developed by Messrs. Chandler and Chick and their affiliates on favorable terms or at all, or would be in a position to prevent the conduct of potentially competing activities utilizing such developments.

     In order to finance a portion of the purchase price for its acquisition of Insituform Midwest, Inc., in July 1993 the Company sold its 8.5% senior subordinated note in the principal amount of $5 million (the "Subordinated Note"), and related warrants exercisable with respect to 350,877 unregistered shares of Common Stock, to Hanseatic Corporation ("Hanseatic"), which Hanseatic holds for discretionary customer accounts and an affiliate, as described under "Information Concerning Certain Stockholders." Paul Biddelman is Treasurer of Hanseatic. The Subordinated Note requires quarterly payments of interest at 8.5% per annum and installments of principal in the amount of $1 million on each of the fifth through eighth anniversary dates of closing, with the entire remaining principal due nine years after closing. The Subordinated Note is subordinated to bank and other institutional financing, and purchase money debt incurred in connection with acquisitions of businesses, is prepayable at the option of the Company, at premiums until the fifth anniversary of closing ranging from 3% to 1% of the amount prepaid. During the year ended December 31, 1995, the Company paid to Hanseatic $425,000 in interest on the Subordinated Note. The warrants are exercisable, at the election of the holder, through July 26, 1998, at a price per share of Common Stock of $14.25, and such shares are entitled to demand and incidental registration rights.

     Mr. Siteman is the largest shareholder and Chairman of the Board of the parent of Mark Twain Bank. Upon consummation of the IMA Merger and the re-financing of such amounts, the portion of the outstanding principal under IMA's term loan facility held by such bank, established in April 1995, was $4,749,000, and the portion of the outstanding principal under IMA's credit line held by such bank was $5,548,000. During the year ended December 31, 1995, IMA paid interest in the amount of $598,000 to Mark Twain Bank.

     James D. Krugman, Chairman of the Board of the Company, in addition to Howard Kailes, Secretary of the Company, are members of the law firm of Krugman, Chapnick & Grimshaw. During the year ended December 31, 1995, Krugman, Chapnick & Grimshaw received fees for legal services rendered to the Company, including in connection with the IMA Merger, of $1,766,000, together with reimbursement of out-of-pocket expenses of $247,577. It is expected that Krugman, Chapnick & Grimshaw will continue to render legal services to the Company in the future.

     Steven Roth is a member of a partnership which, in addition to the members of the Ringwood Group (including Messrs. Chandler and Chick), holds certain registration rights extended by the Company. See "Other Information Concerning Nominees for Director, Directors, Officers, and Stockholders" below.

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

     The following table sets forth certain information as of April 1, 1996 with respect to the number of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company who owned beneficially any shares of Common Stock, (iii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" above, and (iv) all nominees for director, directors and executive officers of the Company as a group:

                                                                 NUMBER OF SHARES
                                                                  OF COMMON STOCK        PERCENT
                        BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)     OF CLASS
    ---------------------------------------------------------  ---------------------     --------
    Jerome and Nancy Kalishman
      17988 Edison Avenue
      Chesterfield, Missouri 63005...........................        3,221,137(2)          11.9%

                                                                 NUMBER OF SHARES
                                                                  OF COMMON STOCK        PERCENT
                        BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)     OF CLASS
    ---------------------------------------------------------        ---------             ----
    T. Rowe Price Associates, Inc.
      100 East Pratt Street
      Baltimore, Maryland 21202..............................        2,226,765(3)           8.2%
    Interstate Properties
      Park 80 West-Plaza Two
      Saddle Brook, New Jersey 07663(4)......................        1,660,072              6.1
         David Mandelbaum
           80 Main Street
           West Orange, New Jersey 07052.....................        1,660,072(5)           6.1
         Steven Roth
           Park 80 West-Plaza Two
           Saddle Brook, New Jersey 07663....................        1,670,072(5)           6.2
         Russell B. Wight, Jr.
           Park 80 West-Plaza Two
           Saddle Brook, New Jersey 07663....................        1,664,744(5)           6.1
    Group comprised of Parkwood Limited,
      as trustee of the Anthony
      Basmadjian "P" Settlement
      Brian Chandler, Ringwood
      Limited, Barford Limited,
      as trustee of the Anthony
      Basmadjian Settlement,
      and Douglas K. Chick...................................        1,442,032(6)           5.3
         Parkwood Limited, as trustee of the
           Anthony Basmadjian "P" Settlement
           c/o Century House
           Richmond Road
           Hamilton, Bermuda(7)..............................          880,641              3.2
         Brian Chandler
           8933 St. Gallen 60
           Steiermark, Austria(8)............................          561,391              2.1
         Ringwood Limited
           Century House
           Richmond Road
           Hamilton, Bermuda(8)..............................          461,391              1.7
         Barford Limited, as trustee of the
           Anthony Basmadjian Settlement
           LeGrand Dixcart
           Sark, Channel Islands(8)(9).......................          461,391              1.7
         Douglas K. Chick
           Bays Hill Cottage
           Barnett Lane
           Elstree, Hertfordshire
           United Kingdom(7)(8)(9)...........................        1,342,032              4.9
    Robert W. Affholder......................................        1,307,858(10)          4.8
    Paul A. Biddelman........................................          380,877(11)          1.4
    William Gorham...........................................           15,175(12)             (13)
    James D. Krugman.........................................          154,914(14)             (13)
    Alvin J. Siteman.........................................          198,690(15)             (13)
    Silas Spengler...........................................            2,000                 (13)
    Sheldon Weinig...........................................           12,099                 (13)
    Jean-Paul Richard........................................          335,000(16)          1.2

                                                                 NUMBER OF SHARES
                                                                  OF COMMON STOCK        PERCENT
                        BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)     OF CLASS
    ---------------------------------------------------------        ---------             ----
    William A. Martin........................................           38,875(17)             (13)
    Anthony W. Hooper........................................           79,843(18)             (13)
    Nominees for Director, Directors and Executive Officers
      as a group (18 persons)................................        9,394,403(19)         33.4%

- ---------------
 (1) Except as otherwise indicated, as of April 1, 1996 all of such shares are owned with sole voting and investment power.

 (2) Represents: (i) 154,448 shares beneficially owned by Mr. and Mrs. Kalishman as tenants by the entirety; (ii) 2,869,274 shares beneficially owned by Xanadu Investments, L.P. (the general partners of which are The Jerome Kalishman Revocable Trust, as to which Mr. Kalishman acts as trustee, and The Nancy F. Kalishman Revocable Trust, as to which Mrs. Kalishman acts as trustee); (iii) 82,415 shares (the "Fund Shares") beneficially owned by Mr. Kalishman, as trustee of The Jerome and Nancy Kalishman Family Fund; and
     (iv) 115,000 shares (the "Trust Shares") beneficially owned by Mr. Kalishman, as trustee of The Jerome and Nancy Kalishman Irrevocable Grandchildren's Trust. Mrs. Kalishman disclaims beneficial ownership of the Fund Shares and the Trust Shares.

 (3) Includes 1,087,125 shares beneficially owned by T. Rowe Price New Horizons Fund, Inc. (the "Fund"), a registered investment company. In a Statement on
     Schedule 13G filed with the Securities and Exchange Commission, T. Rowe Price Associates, Inc. ("Associates"), a registered investment advisor, and the Fund have reported that Associates has sole investment power over all such 2,226,765 shares, and that Associates and the Fund have sole voting power over, respectively, 130,700 shares and 1,087,125 shares.

 (4) In a Statement on Schedule 13D filed with the Securities and Exchange Commission by Interstate Properties and its partners, such parties has reported that Interstate Properties is a general partnership consisting of David Mandelbaum, Steven Roth and Russell B. Wight, Jr.

 (5) Includes 1,660,072 shares beneficially owned by Interstate Properties.

 (6) Represents: (i) 100,000 shares beneficially owned by Mr. Chandler; (ii) 880,641 shares beneficially owned by Parkwood with shared voting and investment power with Mr. Chick (see footnote (7)); (iii) 461,391 shares beneficially owned by Ringwood with shared voting and investment power with Mr. Chandler, Barford and Mr. Chick (see footnotes (8) and (9)).

 (7) In a Statement on Schedule 13D, as amended (the "Ringwood Schedule 13D"), filed with the Securities and Commission by the Ringwood Group and its members, Parkwood and Mr. Chick have reported that the 880,641 shares of Common Stock beneficially owned by Parkwood are held with shared voting and investment power with Mr. Chick under an oral agreement under which Parkwood will not vote or dispose of any securities of the Company without the written approval of Mr. Chick having first been obtained. Parkwood and Mr. Chick have also reported that the settlor of the Anthony Basmadjian "P" Settlement, as to which Parkwood acts as trustee, has expressed his wishes to the effect that the powers of the trustee be exercised in consultation with Mr. Chick with due regard to any suggestions made, and that, accordingly, Mr. Chick has an informal ability to influence decisions of Parkwood with respect to the securities of the Company held by Parkwood as trustee of such settlement, but, under governing law, no right to enforce such settlement so as to override or compel the trustee or the councillors who nominate beneficiaries of the settlement in the exercise of a trust power or discretion in a particular manner.

 (8) In the Ringwood Schedule 13D, the Ringwood Group has reported that Ringwood is a holding company whose stockholders are Mr. Chandler and Barford, and that the 461,391 shares of Common Stock beneficially owned by Ringwood are held with shared voting and investment power with Mr. Chandler and Barford and, as a result of the arrangements described under footnote (9), Mr. Chick.

 (9) In the Ringwood Schedule 13D, Barford and Mr. Chick have reported that any securities of the Company that may become beneficially owned by Barford will be held with shared voting and investment power with Mr. Chick under an oral agreement under which Barford will not vote or dispose of any securities of the Company without the written approval of Mr. Chick having first been obtained. Barford and Mr. Chick have also reported that the settlor of the Anthony Basmadjian Settlement, as to which Barford acts as trustee, has expressed his wishes to the effect that the powers of the trustee be exercised in consultation with Mr. Chick with due regard to any suggestions made, and that, accordingly, Mr. Chick has an informal ability to influence decisions of Barford with respect to any securities of the Company that may become held by Barford as trustee of such settlement, but, under governing law, no right to enforce such settlement so as to override or compel the trustee or the councillors who nominate beneficiaries of the settlement in the exercise of a trust power or discretion in a particular manner.

(10) Includes 3,000 shares beneficially owned by Mr. Affholder as trustee of the Robert W. and Pamela Rae Affholder Grandchildren's Trust.

(11) Includes 350,877 shares issuable pursuant to currently exercisable warrants granted by the Company to Hanseatic and held for discretionary customer accounts and for an affiliate in which Hanseatic is the indirect managing member. Mr. Biddelman is Treasurer of Hanseatic and, accordingly, would hold shared voting and investment power in the event of exercise of such warrants. See "Compensation Committee Interlocks and Insider Participation above".

(12) Represents 9,425 shares jointly owned with Gail Gorham, Mr. Gorham's wife, and 5,750 shares held by an employee benefit plan on behalf of Mr. Gorham.

(13) Less than one percent.

(14) Includes 71,250 shares issuable upon exercise of stock options granted by the Company and exercisable at April 1, 1996, 40,364 shares held by a general partnership whose managing partner is James D. Krugman and 33,300 shares, as to which Mr. Krugman holds shared voting and investment power, held by a general partnership in which Mr. Krugman's mother has an interest.

(15) Represents: (i) 155,181 shares held by Mr. Siteman as trustee of the Alvin
     J. Siteman Revocable Trust; (ii) 5,174 shares held by Mr. Siteman as trustee of trusts for the benefit of members of his immediately family; and
     (iii) 38,335 shares issuable upon exercise of stock options granted by the Company and exercisable at April 1, 1996.

(16) Includes 325,000 shares issuable upon exercise of stock options granted by the Company and exercisable at April 1, 1996.

(17) Includes 33,500 shares issuable upon exercise of stock options granted by the Company and exercisable at April 1, 1996.

(18) Includes 64,543 shares issuable upon stock options granted by the Company and exercisable at April 1, 1996.

(19) Includes 973,871 shares issuable upon exercise of stock options granted by the Company and exercisable at April 1, 1996 and currently exercisable warrants held by Hanseatic.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of copies of reports received by it pursuant to
Section 16(a) of the Securities Exchange Act of 1934, and the written representations of its incumbent directors and officers, and holders of more than ten percent of any registered class of the Company's equity securities, the Company believes that during 1995 all filing requirements applicable to its directors, officers and ten percent holders under said section were satisfied, except that William Gorham filed one report on Form 4 subsequent to the due date thereof disclosing eight sales aggregating 20,000 shares of Common Stock.

OTHER INFORMATION CONCERNING NOMINEES FOR DIRECTOR, DIRECTORS, OFFICERS AND STOCKHOLDERS

     A subsidiary of the Company is party to a tunnelling equipment lease agreement with A-Y-K-E Partnership, in which Jerome Kalishman, Vice Chairman of the Board of the Company, and Robert W. Affholder, a director of the Company and its Senior Vice President -- Chief Operating Officer of North

American Contracting Operations, are partners. Such agreement covers equipment held by such partnership for lease both to the Company's subsidiary and other parties, as available, and is terminable upon 30 days prior notice by either such partnership or the Company's subsidiary. During the year ended December 31, 1995, such partnership was paid $738,915 under such arrangements, $486,250 of which was attributable to equipment overhaul invoiced on a cost pass-through basis.

     As principal stockholders of IMA, Mr. Affholder and Xanadu Investments, L.P. (the general partners of which are The Jerome Kalishman Revocable Trust, as to which Mr. Kalishman acts as trustee, and The Nancy Kalishman Revocable Trust, as to which Mrs. Kalishman acts as trustee), in connection with the IMA Merger, received certain registration rights covering the shares of Common Stock issued in exchange for the IMA Class A Common Stock held by them. Such agreement terminates in December 1998. Under such agreement a stockholder may demand registration under the Securities Act of 1933 on one occasion (unless the Company is entitled to use a registration statement on Form S-3, in which case each stockholder is entitled to three demand registrations) of no less than 500,000 shares of Common Stock. In addition, the stockholders are entitled to incidental registration rights, during the term of such agreement, with respect to the shares of Common Stock beneficially owned by them.

     As principal stockholders of IGL, the members of the Ringwood Group and Interstate Properties, in connection with the IGL Acquisition, received certain registration rights covering the shares of Common Stock issued in exchange for their Ordinary Shares of IGL, and all other shares of Common Stock held by them. Such agreement terminates in December 1998. Under such agreement, a stockholder may demand registration under the Securities Act of 1933 on one occasion (unless the Company is entitled to use a registration statement on Form S-3, in which case each stockholder is entitled to three demand registrations) of no less than 500,000 shares of Common Stock. In addition, the stockholders are entitled to incidental registration rights, during the term of such agreement, with respect to the shares of Common Stock beneficially owned by them.

     See "Compensation Committee Interlocks and Insider Participation" above for information concerning the indebtedness of Ringwood to the Company, and the related pledge by Ringwood, Brian Chandler and Douglas K. Chick, and the option to acquire certain technologies granted by an affiliate of Messrs. Chandler and Chick to the Company, which has expired without exercise.

     In addition, see "Compensation Committee Interlocks and Insider Participation" above for information concerning a company in which Paul A. Biddelman, a director of the Company, is treasurer, which holds the Company's 8.5% senior subordinated note; concerning a bank, in whose parent Alvin J. Siteman, a director of the Company, is Chairman and principal shareholder, which had extended financing to IMA; and concerning legal services rendered to the Company by the firm in which James D. Krugman, Chairman of the Board of the Company, and Howard Kailes, Secretary of the Company, are members.

                  II.  RELATIONSHIP WITH INDEPENDENT AUDITORS

     BDO Seidman, LLP, independent certified public accountants, has audited the consolidated financial statements of the Company for the fiscal year ended December 31, 1995. The Audit Committee, has not yet selected independent certified public accountants for the current fiscal year, which ends on December 31, 1996. The Audit Committee will make its recommendations to the Company's Board of Directors as to independent certified public accountants later in the year, at which time such accountants for the current fiscal year will be selected.

     One or more representatives of BDO Seidman, LLP will attend the Meeting, will have an opportunity to make a statement and will respond to appropriate questions from stockholders.

                              III.  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                               IV.  MISCELLANEOUS

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted FOR in the election of the directors, in favor of the Class I nominees proposed by the Board of Directors. Any proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company prior to the actual vote at the Meeting. The casting of a later dated ballot or proxy at the Meeting by a stockholder who may theretofore have given a proxy will have the effect of revoking the initial proxy.

     All costs relating to the solicitation of proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for the reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company by January 3, 1997 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

                                          HOWARD KAILES
                                          Secretary
Memphis, Tennessee
May 3, 1996

                        INSITUFORM TECHNOLOGIES, INC.
                            CLASS A COMMON STOCK
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby (1) acknowledges receipt of the notice of the P Annual Meeting of Stockholders of Insituform Technologies, Inc. (the
  "Company") to be held at The New York Marriott East Side Hotel, 525
R Lexington Avenue, New York, New York on Tuesday, June 4, 1996 at 10:00 A.M., local time, and the Proxy Statement in connection therewith and (2) appoints
O James D. Krugman, Russell B. Wight, Jr. and Jean-Paul Richard and each of them his proxies with full power of substitution, for and in the name,
X place and stead of the undersigned, to vote and act with respect to all of the shares of Class A Common Stock, $.01 par value, of the Company standing
Y in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

                     (Continued and to be signed on reverse side)

  ------   PLEASE MARK YOUR
A   X      VOTES AS IN THIS
  ------   EXAMPLE.

(a) Election of Class 1 Directors:

/   /      FOR all Class 1 nominees
           listed at right (except
           as marked to the contrary below)

/   /      WITHHOLD AUTHORITY
           to vote for all nominees
           listed at right

(INSTRUCTIONS:   To withhold authority to vote for any individual nominee as a
Class 1 Director, write that nominee's name in the space provided below.

- -----------------------------------------

NOMINEES: WILLIAM GORHAM
          ALVIN J. SITEMAN
          SILAS SPENGLER
          SHELDON WEINIG

(b) in the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED HEREON. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ON THIS PROXY CARD.

   If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, all of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

   The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies so present and voting, their substitutes or any of them, may lawfully do by virtue hereof.

                PLEASE DATE, SIGN AND MAIL THIS PROXY CARD
                       IN THE ENCLOSED ENVELOPE.
                        NO POSTAGE IS REQUIRED.

SIGNATURE                      DATED:                              DATED:
         ---------------------       ------- ---------------------       -------
                                               SIGNATURE IF HELD
                                                    JOINTLY

NOTE: Please date this proxy and sign your name exactly as it appears herein. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.